Exhibit 10.1

LEASE AGREEMENT BETWEEN

KARLIN MCCALLEN PASS, LLC,

AS LANDLORD, AND

NSTX, INC.,

AS TENANT

DATED SEPTEMBER 24, 2015

AUSTIN, TEXAS

BASIC LEASE INFORMATION

Lease Date:	September __, 2015
Landlord:	Karlin McCallen Pass, LLC, a Delaware limited liability company
Tenant:	NSTX, Inc., a Delaware corporation
Premises:

Approximately 93,967 rentable square feet, consisting of Suite No. 100, containing approximately 61,402 rentable square feet on the first floor ("First Floor Space") and Suite No. 200, containing approximately 32,565 rentable square feet on the second floor ("Second Floor Space") in the office building located at 13101 McCallen Pass, Austin, Texas 78753 (the "Building"). The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the "Land") is described on Exhibit B. The term "Project" shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the Building or the operation thereof. Tenant acknowledges that the rentable square feet contained in the Premises will increase upon installation of any Additional Shafts as defined in Section 8(a).

Term:

One hundred thirty-two (132) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the one hundred thirty-second (132nd) full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) December 1, 2015.
Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
1 - 12	$0.00*	$0.00
13-24	$22.00**	$133,035.83
25-36	$22.50	$176,188.12
37-48	$23.00	$180,103.41
49-60	$23.50	$184,018.70
61-72	$24.00	$187,934.00

73-84	$24.50	$191,849.29
85-96	$25.00	$195,764.58
97- 108	$25.50	$199,679.87
109- 120	$26.00	$203,595.16
121 - 132	$26.50	$207,510.45

* Tenant's obligation to pay Taxes for the Premises shall not commence until Lease Month 13. During Lease Months 1-12, Tenant's obligation to pay Operating Costs applies only to the First Floor Space and is limited to only the amount of Operating Costs which exceed $9.50 per rentable square foot.

** During Lease Months 13-24, Monthly Basic Rent will be payable on (i) 40,000 square feet of the First Floor Space and (ii) all of the Second Floor Space; Additional Rent will be payable on the entire Premises.

As used herein, the term "Lease Month" means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Basic Rent is payable for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:	Tenant's Proportionate Share of Operating Costs, Taxes and Electrical Costs.

Initial Monthly Payment:	The following shall constitute Tenant's initial monthly payment of Rent required pursuant to this Lease, which amounts shall be adjusted as and when required under the terms of the Lease:

	Basic Rent:	$133,035.83

	Additional Rent:	$80,272.59

	Total Initial Monthly Payment:	$213,312.42

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Security Deposit:	$375,000.00

	Attention:Nathan Weems 650-249-9091 x547 Telecopy:	th Street, Suite 934 Attention:Damon Silvestry Telephone:512-944-5597 _
Permitted Use:	General office use, research and development, storage, clinical laboratory, and uses ancillary thereto.
Tenant's Proportionate Share:

48.9%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 192,000 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive and shall be binding upon them.

Initial Liability Insurance Amount:	$3,000,000
Tenant's Address:	Prior to Commencement Date: NSTX, Inc. 201 Industrial Road, Suite 410 San Carlos, CA 94070 Attention:Nathan Weems Telephone: 650-249-9091 x547 Telecopy: _

Following Commencement Date: NSTX, Inc./NSTX

The Littlefield Building

106 East 6th Street, Suite 934

Austin, Texas 78701
Attention:Damon Silvestry
Telephone:512-944-5597

Telecopy:  _

With a copy to:

Chad Smith

Jackson Walker, LLP
100 Congress, Suite 1100

Austin, Texas 78701

Landlord's Address:	For all Notices: c/o Karlin Real Estate 11755 Wilshire Blvd., Suite 1400 Los Angeles, California 90025 Attention:Matthew Schwab Telephone:310-806-9700 Telecopy:310-806-9799	With a copy to: Karlin Real Estate 11755 Wilshire Blvd., Suite 1400 Los Angeles, California 90025 Attention:Dean Chang Telephone: 310-806-9700 Telecopy:310-806-9799

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

v

	(h)	Permitted Transfers	14

11.	Insurance; Waivers; Subrogation; Indemnity		15

	(a)	Tenant's lnsurance	15
	(b)	Landlord's Insurance	16
	(c)	No Subrogation; Waiver of Property Claims	17
	(d)	Indemnity	17

12.	Subordination; Attornment; Notice to Landlord's Mortgagee		17

	(a)	Subordination	17
	(b)	Subordination, Non-Disturbance and Attornment Agreement	18
	(c)	Attornment	18
	(d)	Notice to Landlord's Mortgagee	18
	(e)	Landlord's Mortgagee's Protection Provisions	18

13.	Rules and Regulations		19

14.	Condemnation		19

	(a)	Total Taking	19
	(b)	Partial Taking-Tenant's Rights	19
	(c)	Partial Taking - Landlord's Rights	19
	(d)	Temporary Taking	20
	(e)	Award	20

15.	Fire or Other Casualty		20

	(a)	Repair Estimate	20
	(b)	Tenant's Rights	20
	(c)	Landlord's Rights	20
	(d)	Repair Obligation	21
	(e)	Abatement of Rent	21

16.	Personal Property Taxes		21

17.	Events of Default		21

	(a)	Payment Default.	21
	(b)	Abandonment	22
	(c)	Estoppel.	22
	(d)	Insurance	22
	(e)	Mechanic's Liens	22
	(f)	Other Defaults	22
	(g)	Insolvency	22

18.	Remedies		23

	(a)	Termination of Lease	23
	(b)	Termination of Possession	23
	(c)	Perform Acts on Behalf of Tenant.	23
	(d)	Suspension of Services	24
	(e)	Alteration of Locks	24

19.	Payment by Tenant; Non-Waiver; Cumulative Remedies		24

	(a)	Payment by Tenant	24
	(b)	No Waiver	24
	(c)	Cumulative Remedies	24

20.	Landlord's Lien		24

21.	Surrender of Premises		25

22.	Holding Over		26

23.	Certain Rights Reserved by Landlord		26

	(a)	Building Operations	26
	(b)	Security	26
	(c)	Prospective Purchasers and Lenders	26
	(d)	Prospective Tenants	26
	(e)	Landlord's Entry	27

24.	Guaranty		27

25.	Miscellaneous		27

	(a)	Landlord Transfer	27
	(b)	Landlord's Liability	27
	(c)	Force Majeure	28
	(d)	Brokerage	28
	(e)	Estoppel Certificates	28
	(f)	Notices	28
	(g)	Separability	28
	(h)	Amendments; Binding Effect; No Electronic Records	29
	(i)	Quiet Enjoyment	29
	(j)	Entire Agreement	29
	(k)	Waiver of Jury Trial	29
	(1)	Governing Law	29
	(m)	Recording	29
	(n)	Water or Mold Notification	30
	(o)	Joint and Several Liability	30
	(p)	Financial Reports	30
	(q)	Landlord's Fees	30
	(r)	Telecommunications	30

	(s)	Confidentiality	31
	(t)	Authority	31
	(u)	Hazardous Materials	31
	(v)	List of Exhibits	32
	(w)	Prohibited Persons and Transactions	32
	(x)	Determination of Charges	33
	(y)	No Invasive Testing	33

26.	Additional Provisions		33

	(a)	Signage	33
	(b)	Storage Area	33

LIST OF DEFINED TERMS

Page No

A/S Notice	13
Additional Allowance	D-6
Additional Shafts	9
Affiliate	1
Approved Criteria	D-4
Architect	D-2
Base Building Work	D-1
Basic Lease Information	1
Basic Rent	ii
Building	ii
Building's Structure	I
Building's Systems	1
Casualty	20
Code Modification	12
Collateral	25
Commencement Date	ii
Completed Application for Payment	D-6
Construction Allowance	D-5
Controllable Operating Costs	5
Converted Reserved Spaces	G-1
Damage Notice	20
Dedicated Units	7
Default Rate	6
Delivery Date	I
Dock	D-2
Electrical Costs	4
Event of Default	21
First Floor Space	ii
GAAP	15
Governmental Requirements	12
Hazardous Materials	31
HVAC	7
including	1
Initial Liability Insurance Amount.	iv
Land	ii
Landlord	ii, 1
Landlord's Mortgagee	18
Landlord's Provided Current	8
Law	1
Laws	1
Lease	1
Lease Month	iii

Loss	17
Medical Waste	11
Minor Alterations	9
Mortgage	17
OFAC	13
Operating Costs	3
Operating Costs and Tax Statement.	5
Outdoor Storage Area	33
Parking Area	G-1
Permitted Transfer	14
Permitted Transferee	14
Permitted Use	iv
Premises	ii
Prevailing Rental Rate	H-1
Primary Lease	17
Project	ii
Qualified Broker	H-2
Rent	iii
Repair Period	20
Second Floor Allowance	D-5
Second Floor Space	ii
Security Deposit	iii
SNDA	18
Space Plans	D-2
Space Plans Delivery Deadline	D-2
Substantial Completion	D-5
Substantially Completed	D-5
Taking	19
Tangible Net Worth	15
Taxes	4
Telecommunications Services	30
Tenant	, 1
Tenant Party	1
Tenant's Off-Premises Equipment.	1
Tenant's Proportionate Share	iv
Term	ii
Total Construction Costs	D-5
Transfer	12
UCC	25
Work	D-3
Working Drawings	D-3
Working Drawings Delivery Deadline	D-2

x

LEASE

This Lease Agreement (this "Lease") is entered into as of September  , 2015, between KARLIN MCCALLEN PASS, LLC, a Delaware limitedliability company ("Landlord"), and NSTX, INC., a Delaware corporation ("Tenant").

1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") set forth above are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "Affiliate" means any person or entity which, directly or indirectly controls, is controlled by, or is under common control with the party in question; "Building's Structure" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "Building's Systems" means the Building's HVAC, life safety, plumbing, electrical, and mechanical systems; "including" means including, without limitation; "Laws" means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and "Law" means any of the foregoing; "Tenant's Off-Premises Equipment" means any of Tenant's equipment or other property that may be located on or about the Project (other than inside the Premises); and "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.Tender of Possession. Landlord will deliver the Premises to Tenant with Base Building Work Substantially Completed (other than the Dock, which is anticipated to be delivered not more than eight (8) weeks after the delivery of possession of the Premises to Tenant; both as defined in Exhibit D, and subject to Landlord's performance of punchlist items with regard to Base Building Work), within three (3) business days after full execution and delivery of this Lease and Landlord's receipt of all sums due at execution and evidence of insurance as required hereunder (the "Delivery Date"). By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, Taxes and Electrical Costs (each as defined herein). Landlord represents and warrants to Tenant that as of the date on which Landlord delivers the Premises to Tenant for construction of the Work, (i) the Base Building Work will be in good condition and repair, (ii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises will be in good operating condition and repair, and (iii) the roof of the Building will be in good condition and water tight. To Landlord's current actual knowledge and with no independent investigation, the Premises and the Project are in compliance in all material respects with municipal, state and federal statutes, rules, regulations, ordinances, requirements and orders now in effect and applicable to the Premises. Landlord has not received written notice of any violation of same. Notwithstanding the terms of this Section 3, if Landlord fails to construct the Dock as required pursuant to Exhibit D within ninety (90) days after full execution and delivery of this Lease (extended on a day for day basis by Tenant Delay Days), Tenant may terminate this Lease by providing written notice to Landlord within ten (10) days following such ninety (90) day period, but in any event prior to Landlord's construction of the Dock.

4.Rent.

(a)Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Rent shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease and applied to the thirteenth (13th) Lease Month; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the fourteenth (14th) Lease Month of the Term. The monthly Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent (and Additional Rent) in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Rent for any fractional calendar month at the end of the Term shall be similarly prorated.

(b)	Operating Costs; Taxes; Electrical Costs.

(1)Tenant shall pay to Landlord Tenant's Proportionate Share of the annual Operating Costs (defined below). Upon Tenant's request from time to time, but in no event more frequently than annually, Landlord will update Tenant with regard to Landlord's preparation of the annual budget for the Building. Prior to each calendar year of the Term, Landlord shall make a good faith estimate of Tenant's Proportionate Share of Operating Costs for the following calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant's Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may re-estimate the amount of Tenant's Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the re-estimate to Tenant. Thereafter, the monthly installments of Tenant's Proportionate Share of Operating Costs shall be adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

(2)The term "Operating Costs" means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) reasonable wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all reasonable supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) reasonable costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project's tenants other than pursuant to a provision similar to this Section 4(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Building; and (H) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance).

Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (x) Landlord's home office expense; (xi) specific costs specifically billed to specific tenants; (xii) costs occasioned by the violation of any law by Landlord which was in effect and applicable to the Project as of the Commencement Date; (xiii) other than applicable deductibles and costs of repair exceeding applicable proceeds/awards, the cost of any repair made by Landlord because of the total or partial destruction of the Building or the total or partial condemnation of the Building; (xiv) costs incurred in connection with negotiations or disputes with any other occupant of the Building and costs arising from the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement; or (xv) compensation for any officers of Landlord.

Subject to the annual reconciliation of Operating Costs, Landlord agrees that Landlord will not collect or be entitled to collect Operating Costs from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord in connection with the operation of the Project and/or Complex. Landlord shall use commercially reasonable efforts to minimize the amount of Operating Costs consistent with the practice of comparable landlords of comparable buildings in the TechRidge submarket in Austin, Texas submarket and its obligation to maintain the Class A nature of the Building.

(3)Tenant shall also pay Tenant's Proportionate Share of Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant's Proportionate Share of Taxes in the same manner as provided above for Tenant's Proportionate Share of Operating Costs. "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or its operation (including the franchise tax set forth in V.T.C.A. Tax Code section 171.0001 et. seq., as the same may be amended or recodified from time to time), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax, sales tax, or use tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

(4)Tenant shall also pay to Landlord Tenant's Proportionate Share of the cost of all electricity used by the Project, net of the costs for separately metered or sub-metered electricity ("Electrical Costs") as well as the cost of electricity for the Premises as set forth on the Premises Sub-meter (defined below). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord's estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

(5)By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4(b)(6), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If Tenant's estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant's estimated payments of Operating Costs, Electrical Costs or Taxes under this Section 4(b) for such year are less than Tenant's Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.

(6)With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Building shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

(c)Cap on Controllables. For purposes of calculating determining Tenant's Proportionate Share of Operating Costs under Section 4(6) for each calendar year after 2017, Controllable Operating Costs (defined below) for any calendar year will be deemed not to increase over the actual amount of Controllable Operating Costs incurred during the preceding year by more than 5% per year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of such Additional Rent for each calendar year after 2015 shall equal the product of the 2017 Controllable Operating Costs and the following percentages for the following calendar years: 105% for 2018; 110.25% for 2019; 115.76% for 2020; 121.55% for 2021, etc. The term "Controllable Operating Costs" means all Operating Costs within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs, and costs incurred to comply with governmental requirements.

(d)Inspection and Audit Rights. Provided no Event of Default then exists, after receiving an annual Operating Costs and Tax Statement and giving Landlord 30-days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs and Taxes for the period of time covered by such Operating Costs and Tax Statement in accordance with the following provisions. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within 90 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 30 days after commencement thereof, then Tenant shall have waived its right to object to the calculation of Operating Costs for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during business hours reasonably designated by Landlord. Landlord will cooperate with Tenant, to a commercially reasonable extent, in connection with Tenant's audit. Tenant shall pay all costs of such audit or inspection, unless the total Operating Costs for the period in question is determined to be in error by more than five percent (5%) in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Operating Costs due for such period, in which case Landlord shall pay the reasonable and actual audit cost (not to exceed $5,000). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs and Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing set forth herein shall be construed to limit, suspend or abate Tenant's obligation to pay Rent when due, including Additional Rent.

5.Delinquent Payment; Handling Charges. All payments required of Tenant hereunder not received within five (5) business days of the date due shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the "Default Rate"); additionally, Landlord, in addition to all other rights and remedies available to it and in the event Tenant is late paying the rent more than twice in any calendar year, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment within five (5) business days of the date due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord will assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.Landlord's Obligations.

(a)Services.  Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") through the Dedicated Units (defined below); (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; and (4) electrical current during normal laboratory hours for Tenant's equipment. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. Tenant may notify Landlord in writing of its customary business hours, and Landlord agrees to supply the services specified in Section 7(a)(2) and 7(a)(4) above at Tenant's expense. Tenant may change such hours at any time upon notice to Landlord. The First Floor Space has two (2) dedicated HVAC units and the Second Floor Space has one (1) dedicated HVAC unit (the "Dedicated Units"), which will be run through the electrical sub-meter described in Section 7(b)(1). Each of the Dedicated Units are 115 ton package rooftop units servicing one-half (1/2) of a floor in the Building. Except for Electrical Costs, Tenant shall not be charged for after-hours use of (i) the Dedicated Units, or (ii) supplemental HVAC units in the Premises, owned by Tenant. If (i) Tenant's density (to the extent it exceeds, on an overall basis, one person per 200 rentable square feet) or (ii) Tenant's use of machines or equipment in the Premises affects the temperature otherwise maintained by the Dedicated Units or (iii) if Tenant otherwise overloads any utility, then upon not less than ten (10) business days' prior written notice, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, in each case, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

(b)	Premises Sub-meter; Excess Utility Use.

(1)Prior to the Commencement Date, Landlord shall, at its sole cost, install a sub-meter to measure Tenant's electricity use in the Premises and shall bill Tenant directly for its use of electricity in the Premises. The sub-meter shall be read by Landlord or Landlord's designee monthly, and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, the cost of such electricity service based on rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges and taxes.

(2)Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts, up to a maximum usage of 2000 amps for First Floor Space and 1000 amps for Second Floor Space, of 277/480V 3-phase, split between the towers, for the Premises ("Landlord Provided Current". If Tenant's requirements for or consumption of electricity, including the requirements for all building equipment dedicated to the Premises (i.e., HVAC), exceeds the Landlord Provided Current, Landlord shall, at Tenant's expense, make reasonable efforts to supply the necessary additional service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord's sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Except for any risers approved by Landlord as part of the Working Drawings (as defined in Exhibit D), any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building.

(c)Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any such service for a period of 15 consecutive business days following Landlord's receipt from Tenant of a written notice regarding such unavailability, the restoration of which is within Landlord's reasonable control, and such unavailability was not caused by a Tenant Party or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises.

8.Improvements; Alterations; Repairs; Maintenance.

(a)Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) the (1) Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) exterior appearance of the Building, (3) appearance of the Building's common areas or elevator lobby areas, or

(4) provision of services to other occupants of the Building. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Notwithstanding the foregoing, Tenant may make alterations or additions without obtaining Landlord's prior written consent and without payment of any additional fees, provided that Tenant gives Landlord reasonable prior written notice of same and further provided that such alterations or additions (1) are purely cosmetic in nature (including painting, carpeting and the installation of floor covering or wall covering), (2) do not affect Building's Structure or Building's Systems, (3) cost less than Ten Thousand Dollars ($10,000) in any one instance, and (4) do not require a governmental permit of any kind ("Minor Alterations"). Landlord acknowledges that Tenant may need additional shafts to the roof (including roof penetrations) for exhaust ducts, as well as roof access, to locate air handling equipment for its Permitted Use ("Additional Shafts"). Tenant shall submit plans and specifications for any Additional Shafts as part of the Space Plans and Working Drawings submitted to Landlord for approval, as set out in Exhibit D. Upon approval, Tenant may install the Additional Shafts above the Premises in accordance with the approved Space Plans and Working Drawings. In determining whether to approve Tenant's request for Additional Shafts, Landlord may consider all aspects thereof, including without limitation, the potential impact on other occupants of Building, the methods and materials of installation, Tenant's proposed maintenance schedule, the impact on roof and other warranties, and the potential impact of the Additional Shafts on the marketability of the Premises and/or the Building.

(b)Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer's suggested service programs, all portions of the Premises, Tenant's Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises, including the Dedicated Units. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage (or such longer period as may be reasonably required provided Tenant commences to make such repairs or replacements within such 15-day period and proceeds diligently to completion), then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The reasonable costs of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Tenant's obligations to repair and/or maintain contained in this paragraph shall be limited to the interior of the Premises, and shall in no event include any structural elements, any building systems (including without limitation plumbing systems, sprinkler systems, and HVAC ducts), or regular wear and tear. Landlord shall maintain and repair the Building's

Structure and the Building's System, the exterior of the Building, the common areas and the elevator lobby areas, subject to Landlord's rights to be reimbursed pursuant to Section 4(6) above.

(c)Performance of Work. Except for Minor Alterations, all work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld for contractors and subcontractors that maintain the insurance coverages required by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord's property management company and Landlord's asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. All work affecting the Building roof must be performed by Landlord's roofing contractor and will not be permitted if it would void or reduce the warranty on the roof.

(d)Mechanic's Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or earlier, as necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of any fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor," "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises during the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord's interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys' fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

9.Use; Compliance with Law.

(a)Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building's Structure or the Building's Systems or subject the Premises to use that would damage the Premises. Tenant may use the Premises 24 hours a day, 7 days a week, 365 days a year. The population density within the Premises as a whole shall at no time exceed the maximum density permitted under applicable Laws. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant may use portions of the Premises for handling calls and/or processing payments ancillary to Tenant's business. If, because of a Tenant Party's acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

(b)Medical Waste. The term "Medical Waste" shall mean the types of medical waste described in the Texas Health and Safety, Code, and the regulations issued pursuant thereto, and any similar type of waste. Tenant shall not cause or permit any Medical Waste to be stored in or about the Premises or the Project by Tenant, its employees, agents, or contractors, except in compliance with applicable laws. Tenant hereby agrees, at Tenant's sole expense, to dispose of its Medical Waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner. Tenant shall not place any Medical Waste in refuse containers emptied by Landlord's agents or employees or in any dumpster or refuse containers provided by Landlord or otherwise serving other tenants of the Project. Tenant shall promptly provide to Landlord (without demand by Landlord) a copy of any notice concerning the presence, release, exposure or disposal of any Medical Waste in or about the Premises or the Project in violation of applicable law. Upon any violation of this Section, or if Tenant is in violation of any applicable law with respect to the Medical Waste, Landlord and Landlord's employees, agents, contractors and lenders shall have the right, after providing prior written notice to Tenant and Tenant's failure to diligently pursue the correction of such violation, to enter the Premises to remediate any such violation and shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises. The reasonable cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner permitted by applicable law, in which case Tenant shall reimburse Landlord as Additional Rent for the actual and reasonable cost of such inspection within ten (10) days of Landlord's invoice therefor. The provisions of this Section are cumulative of and in addition to the obligations of Tenant under Section 25(u).

(c)	Compliance with Law.

(1)If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of the Lease require an alteration or modification of the Premises (a "Code Modification") and such Code Modification is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant) and is not made necessary as the result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.

(2)If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Project that is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant) and is not made necessary as the result of any alteration of the Premises by Tenant or is made necessary by performance of the Work (as defined in Exhibit D), such Code Modification shall be performed by Landlord and the cost thereof shall be included in Operating Costs.

(3)If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Project that is made necessary as a result of the specific use being made by Tenant of the Premises, or as the result of any alteration of the Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects.

10.Assignment and Subletting.

(a)Transfers. Except as provided in Section I0(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section I0(a)(l) through I0(a)(6) being a "Transfer").

(b)Consent Standards. Landlord shall not unreasonably withhold or delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy and has a Tangible Net Worth (as defined below) not less than the Tangible Net Worth of Tenant as of the date hereof, (2) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Complex, (3) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (4) is not a governmental entity, or subdivision or agency thereof, (5) is not another occupant of the Building or Complex, (6) is in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (7) is not a person or entity with whom Landlord is then, or has been within the four-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent to any proposed Transfer if any Event of Default by Tenant then exists.

(c)Request for Consent. Except as provided in Section 10(h), Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character (the "A/S Notice"). Landlord has a period of thirty (30) days after Landlord's receipt of the A/S Notice to notify Tenant that Landlord elects to:

(1)cancel this Lease as to the space that is the subject of the A/S Notice in accordance with Section I 0(f); or

(2)	consent to the assignment or sublease; or

(3)refuse to consent to Tenant's assignment or sublease of that space for any reason listed in Section I 0(b) and to continue this Lease in effect.

(d)Conditions to Consent. If Landlord consents to a proposed Transfer, the proposed transferee shall deliver to Landlord a written agreement expressly assuming Tenant's obligations hereunder; however, any transferee of less than all of the Premises shall be liable only for obligations under this Lease properly allocable to the space subject to the Transfer, for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease; Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant instructs its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)Attornment by Subtenants. Each sublease hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (l) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense of such subtenant against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant has paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically as a condition of its occupying or using any part of the Premises, to have agreed to be bound by the terms of this Section 10(e).

(f)Cancellation. Landlord may, within 30 days after receipt of the A/S Notice, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord elects to cancel this Lease, Tenant has 5 days following receipt of Landlord' s notice to cancel within which to rescind its notice of its proposed assignment or sublease and avoid a cancellation of this Lease If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g)Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, ½ of the excess of (1) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.

(h)Permitted Transfers. Notwithstanding Section l0(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord and without the payment of any additional fees:

(1)	an Affiliate of Tenant;

(2)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as

(A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Complex, Landlord or other tenants of the Building or Complex. No later than 30 days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with (A) copies of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section I 0.

11.	Insurance; Waivers; Subrogation; Indemnity.

(a)Tenant's Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord from time to time reasonably requires (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's property management company, Landlord's asset management company and, if requested in writing by Landlord, Landlord's Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant's Off Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord's Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant's Off Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (E) worker's compensation insurance to the extent required by law, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage. Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with a Best's rating of A+:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, and such failure continues for more than five (5) days after written notice from Landlord, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord within thirty (30) days after written notice from Landlord, the premium costs thereof, plus an administrative fee of 15% of such cost.

(b)Landlord's Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building's replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused, or is alleged to have caused, such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused, or is alleged to have caused, such Loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d)Indemnity. Subject to Section 1 l(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys' fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a "Loss") (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant's Off-Premises Equipment. It being agreed that clauses (2) and (3) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are, or are alleged to be, jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.	Subordination; Attornment; Notice to Landlord's Mortgagee.

(a)Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "Mortgage"), or any ground lease, master lease, or primary lease (each, a "Primary Lease"), that now or hereafter covers all or any part of the

Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

(b)Subordination, Non-Disturbance and Attornment Agreement. Landlord shall obtain a subordination, non-disturbance and attornment agreement ("SNDA") from the current Landlord's Mortgagee (using such Landlord Mortgagee's form, a copy of which is attached hereto as Exhibit I), and Landlord shall obtain a subordination, non-disturbance and attornment agreement from any future Landlord's Mortgagee, in a form substantially similar to Exhibit I or other form reasonably acceptable to Tenant and such Landlord's Mortgagee. Any costs associated with obtaining such subordination, non-disturbance and attornment agreement including reasonable attorney's fee charged by Landlord's Mortgagee for providing a subordination, non-disturbance and attornment agreement on such lender's standard form shall be borne solely by Landlord. In addition, Landlord will pay the costs imposed by its lender for negotiation of such lender's standard form subordination, non-disturbance and attornment agreement up to $1,500.00, with any additional amounts incurred in connection with Tenant's negotiation of such form being paid by Tenant. The subordination of Tenant's rights hereunder to any future Landlord's Mortgagee under Section 12(a) shall be conditioned upon such future Landlord's Mortgagee's execution and delivery of a subordination, non-disturbance and attornment agreement in a form substantially similar to Exhibit I or other form reasonably acceptable to Tenant and such Landlord's Mortgagee.

(c)Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(d)Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(e)Landlord's Mortgagee's Protection Provisions. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (I) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any Rent which Tenant has paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant's use of the Premises, do not alter any material term of this Lease, and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.Condemnation.

(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

(b)Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee and therefore insufficient proceeds remains for rebuilding the Building and (i) Landlord declines to pay such deficiency and provides Tenant with written notice thereof and offers Tenant the option of paying such deficiency and Tenant either fails to reply or declines to pay such deficiency within ten (I 0) days after Landlord's offer, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section l 4(b).

(d)Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant's sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which

(1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 14(d).

(e)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.Fire or Other Casualty.

(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)Tenant's Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)Landlord's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last twelve (12) months of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord's insurance policies plus applicable deductibles (provided Landlord carries the insurance required hereunder) or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4)

Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee such that remaining insurance proceeds are insufficient to cover the costs of rebuilding, then Landlord may terminate this Lease by giving written notice of its election to terminate within 90 days after the Damage Notice has been delivered to Tenant.

(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (plus applicable deductible amounts). If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.Events of Default. Each of the following occurrences shall be an "Event of Default":

(a)Payment Default. Tenant's failure to pay Rent within five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

(b)Abandonment. Any abandonment or vacation of all or substantially all of the Premises for any period of one hundred twenty (120) or more consecutive days (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease) provided that when Tenant vacates all or substantially all of the Premises for five (5) or more days, Tenant (i) provides Landlord at least thirty (30) days prior written notice of Tenant's intent to vacate, (ii) pays any additional insurance premiums which may result from such vacation, (iii) takes such action as Landlord may reasonably request to protect the Premises (including the Building) from vandalism and trespass, and (iv) otherwise continues to observe and perform all of Tenant's obligations and covenants contained in this Lease, including keeping all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord;

(c)Estoppel. Tenant fails to provide any estoppel certificate after Landlord's written request therefor pursuant to Section 25(e) and such failure shall continue for five days after Landlord's second written notice thereof to Tenant;

(d)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section l l(a) and such failure shall continue for five (5) days after Landlord's written notice thereof to Tenant;

(e)Mechanic's Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic's lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f)Other Defaults. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof provided, however, that if the nature of Tenant's failure to perform is such that more than thirty (30) days are reasonably required to cure, then such failure to perform shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently pursues such cure to completion within a reasonable time; and

(g)Insolvency. The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17(g), any guarantor of Tenant's obligations hereunder) (I) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; (4) for the reorganization or modification of Tenant's capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.Remedies. Landlord's sole remedy for the Event of Default set forth in Subsection 17(b) above (Abandonment) is termination of this Lease. Upon any other Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section l 9(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)Termination of Possession. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting reasonable costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Complex and Landlord shall not be obligated to accept any prospective tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);

(c)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant's name and on Tenant's behalf, without being liable for any claim for damages therefor, except to the extent due to Landlord's gross negligence or willful misconduct in performing such obligation, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

(d)Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

(e)Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required at expiration of the Term, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including reasonable brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

(b)No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

20.Landlord's Lien. In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all of Tenant's property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the "Collateral"), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other necessary instrument at Tenant's expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Collateral. Provided that Tenant is not in default under any terms, conditions or covenants in this Lease, Landlord agrees that upon written request of Tenant, Landlord shall execute and deliver to Tenant an agreement reasonably satisfactory in form to Landlord, subordinating Landlord's liens and security interests, both statutory and contractual to the first lien or security interest of any bona fide lender, unaffiliated with Tenant taking or succeeding to a security interest in personal property of Tenant located within the Premises and specified in such request.

21.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Tenant shall have no obligation to restore the Premises or remove any of its improvements at the expiration or termination of this Lease, except as set forth below. At expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises free of Hazardous Materials placed on the Premises during the Term by Tenant, its employees, agents or contractors, broom-clean, in good condition and repair, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that no default then exists under this Lease, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, Tenant shall remove (a) the Additional Shafts and restore the floors and roof, and (b) any alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant's Off-Premises Equipment) which were (i) performed or installed subsequent to the Work (as defined in Exhibit D) and either (ii) approved by Landlord pursuant to Section 8, provided Landlord specifically requested same to be removed in its written approval of the improvement or addition in question, or (iii) made in violation of Section 8. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to

Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 21. The provisions of this Section 21 shall survive the end of the Term.

22.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)Prospective Purchasers and Lenders. To enter the Premises during business hours, upon twenty-four (24) hour notice, to show the Premises to prospective purchasers or lenders; and

(d)Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default which remains uncured, to enter the

Premises at all reasonable hours, upon reasonable prior notice, to show the Premises to prospective tenants.

(e)Landlord's Entry. Except in the case of emergency, Landlord will give Tenant reasonable notice prior to entering the Premises for any reason, and Landlord shall use commercially reasonable efforts to avoid unreasonably interfering with Tenant's business operations in the Premises.

24.Guaranty. As additional consideration for Landlord to enter into this Lease, Tenant shall cause Guarantor (as defined in Exhibit J) to execute the guaranty, attached hereto as Exhibit J and Tenant shall deliver same to Landlord contemporaneously with Tenant's execution hereof. Tenant's failure to deliver such guaranty as required in the preceding sentence shall be an automatic Event of Default under this Lease, with no notice being necessary to Tenant, and Landlord shall be entitled to exercise any and all rights and remedies available to it hereunder, as well as at law or in equity. Additionally, if Tenant fails to deliver such guaranty, Landlord, notwithstanding anything to the contrary contained in this Lease, (1) shall not be required to perform any tenant improvement work in the Premises, (2) shall not be required to make any reimbursements or allowances in connection with any tenant improvement work, (3) shall not be required to pay any brokerage commissions to the broker or brokers representing Tenant in connection with this Lease (and Tenant shall indemnify Landlord against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant), (4) may terminate this Lease by providing Tenant five days advance written notice thereof, and (5) shall not be required to honor any renewal rights, expansion rights or rights of first refusal set forth in this Lease.

25.Miscellaneous.

(a)Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. Landlord will notify Tenant in writing within thirty (30) days of such transfer. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord's obligations hereunder arising from and after the transfer date.

(b)Landlord's Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Except in the event of holding over, the liability of Tenant (and its partners, shareholders or members) to Landlord (or any person or entity claiming by, through or under Tenant) for any default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Landlord's actual direct, but not consequential, damages therefor, and Tenant (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c)Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc. (on behalf of Landlord) and Jones Lang LaSalle Brokerage, Inc. (on behalf of Tenant), each of whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e)Estoppel Certificates. From time to time but not more than three times annually, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord's Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(f)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25(f); nor shall the use of the phrase "in writing" or the word "written" be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(k)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(I) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(m)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(n)Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(o)Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(p)Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(p) more than once in any 12- month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(q)Landlord's Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(r)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("Telecommunications Services"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent, not to be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(s)Confidentiality. Each party acknowledges that the material terms and conditions of this Lease are to remain confidential for the other party's benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party's prior written consent; however, either party may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by such party of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Each party shall be liable for any disclosures made in violation of this Section by such party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by such party. The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.

(t)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(u)	Hazardous Materials.

(1)The term "Hazardous Materials" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building.

(2)Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25(u)(2), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean-up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25(u)(2); provided, however, the foregoing indemnity shall not extend to protect Landlord from any claims, demands, liabilities, causes of action, suits, judgments, damages or expenses that are attributable to the action or inaction of Landlord or its employees, agents or representatives. The obligations of Tenant under this Section 25(u)(2) shall survive any expiration or termination of this Lease.

(3)Landlord warrants and represents that as of the date of this Lease, it has no current actual knowledge (without independent investigation) of any Hazardous Materials located at the Project at concentrations exceeding those allowed by Environmental Requirements (other than those present in de minim us quantities for ordinary cleaning or office purposes or in vehicles). Landlord shall indemnify, defend and hold harmless Tenant and its representatives and agents from and against any and all claims, demands, liabilities, causes of actions, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean-up and remediation) actually incurred by Tenant by reason of an action or proceeding brought against Tenant due to the presence of Hazardous Materials disposed upon or within the Premises or Project during the Term by Landlord or its employees or agents at concentrations exceeding those allowed by Environmental Requirements; provided, however, the foregoing indemnity shall not extend to protect Tenant from any claims, demands, liabilities, causes of action, suits, judgments, damages or expenses that are attributable to the action or inaction of Tenant or its employees, agents or representatives. The obligations of Landlord under this Section 25(u)(3) shall survive any expiration or termination of this Lease.

(v)List of Exhibits.All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A Outline of Premises

Exhibit B Description of the Land

Exhibit C Building Rules and Regulations

Exhibit D Tenant Finish-Work (Landlord Performs the Work)

Exhibit D-1- Dock Truck Access

Exhibit E Form of Confirmation of Commencement Date Letter

Exhibit F Form of Tenant Estoppel Certificate

Exhibit G Parking

Exhibit H Renewal Option

Exhibit I Subordination, Non-Disturbance and Attornment Agreement

Exhibit J- Guaranty

(w)Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

(x)Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant's Proportionate Share of Taxes and Electrical Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

(y)No Invasive Testing. Tenant shall not undertake, nor shall Tenant permit any Tenant Party to undertake, any invasive investigation, drilling or sampling of the soil or groundwater at the Project without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion.

26.	Additional Provisions.

(a)Signage. Provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period, then subject to receipt of all requisite governmental and applicable property owners' association approvals and consents, and in compliance with all applicable Laws, Tenant, at its sole cost (which may be applied against the Construction Allowance), may install the following signage, the size, design and location of which shall be approved by Landlord in its reasonable discretion:

(1)	One (1) sign panel on the Building monument sign; and
(2)	One (1) sign panel to be located on the exterior of the Building.

Subject to application of the Construction Allowance, Tenant is solely responsible for all costs for installation, maintenance and removal of Tenant's monument signage and exterior Building signage. Upon the earliest to occur of (i) ten (10) business days after expiration or earlier termination of the Lease or (ii) assignment of this Lease or sublet of the Premises (or any portion thereof), whether or not approved by Landlord (except to a Permitted Transferee), then Tenant, at Tenant's expense, shall promptly remove all of Tenant's signage and repair and restore all damage resulting from such removal. If Tenant fails to do so, Landlord may remove the signage and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within ten (10) business days after Landlord's written invoice therefor.

(b)Storage Area. Tenant, at its sole cost, may install an outdoor storage area in a location and pursuant to a design mutually agreed upon by Landlord and Tenant (the "Outdoor Storage Area") for the sole purpose of maintaining a recycling station for materials used by Tenant at the Premises. Tenant must screen the Outdoor Storage Area in a manner acceptable to Landlord in its reasonable discretion and must maintain the Outdoor Storage Area and the area surrounding it in a clean and neat condition, and in compliance with Laws, and shall not allow any trash to collect or accumulate therein. Tenant hereby assumes all risk of loss to the Outdoor Storage Area and its contents and all liability for injury to any person or damage to any property arising out of Tenant's use of the Outdoor Storage Area or caused by trash or debris generated therefrom. Tenant shall cause its commercial general liability insurance to include coverage for liability of Tenant in respect of any loss or damage to any person or a third party's property due to the negligent or wrongful act or omission of Tenant or a Tenant Party for whose acts or omissions Tenant is liable in respect of Outdoor Storage Area. Prior to the expiration or earlier termination of this Lease, as applicable, Tenant shall remove all improvements, equipment and installations made by or on behalf of Tenant or any Tenant Party, from the Outdoor Storage Area and repair any damage caused by such removal. In no event may Tenant use the Outdoor Storage Area for the use or storage or recycling of Hazardous Materials or any material requiring a special storage or special handling permit.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER  IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD or ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD or ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set fo11h below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

KARLIN MCCALLEN PASS, LLC,
a Delaware limited liability corporation

	By:	/s/ Matthew Schwab
	Name:	MATTHEW SCHWAB
	Title:	AUTHORIZED AGENT
	Execution Date:	9/24/2015

TENANT:	NSTX,INC.,
a Delaware corporation

	By:	/s/ Damon Silvestry
	Name:	Damon Silvestry
	Title:	VP, OPERATIONS
	Execution Date:	24SEP15

EXHIBIT A

OUTLINE OF PREMISES

Elevator
Lobby

Suite 100

Janitor
Restrooms
Mech Shaft
Mech Shaft 2
CD

Suite 200

A-1

EXHIBIT B

DESCRIPTION OF THE LAND

Lot 4A, Block "A", RESUBDIVISION OF PARMER NORTH SECTION ONE LOTS 1 AND 2, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 199900330 of the Official Public Records of Travis County, Texas.

B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building and the Project:

1.Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, to the extent such window treatments are required for the optimal performance of freezers maintained by Tenant in the Premises as part of Tenant's Permitted Use.

4.Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

6.Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

8.Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

l 0.  To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

13.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

15.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

16.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

17.Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

18.Tenant shall not permit its employees, agents, or invitees to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, agents, or invitees, to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

EXHIBITD

TENANT FINISH-WORK: ALLOWANCE

(Tenant Performs The Work)

I. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

2.Base Building Work. Landlord will deliver the Premises with the following work completed ("Base Building Work"). Supply and installation of ceiling grid and tile is not included within Base Building Work. Construction of the Dock is not included within Base Building Work, but subject to Landlord obtaining all necessary approvals in connection with such construction (as more fully set forth below), Landlord anticipates that Dock construction will be completed by the end of the eighth (8th) week after delivery of possession of the Premises to Tenant.

(a)Landlord Provided Current as defined in Section 7(b)(2), supplied to the building core, at panels in electrical closet;

(b)Exterior window line main heating, ventilation and air conditioning ducts completed to the VAV boxes.

(c)Separate electrical and telephone rooms on each floor for use by Tenant, finished in sheetrock.

(d)Access at core to domestic cold water, waste and vent system. All sawcuts/tie-ins to plumbing lines to be performed by Tenant for sinks, condensate drains, and similar items shall be subject to Landlord's review and approval as part of the Working Drawings (defined below).

(e)All common areas including, but not limited to, restrooms, drinking fountains, HVAC mechanical room(s), telephone and electrical rooms, ground floor elevator lobby and fire stairwells will be completed with building standard finishes in accordance with applicable codes.

(f)	Mini-blinds installed on all exterior windows;
(g)	Sheetrock installed on all interior core walls and all columns.

(h)Sprinkler risers and main loop installed on each floor with sprinkler heads turned up. All floors within the Premises will be broom clean unfinished concrete floors.

(i)Any specialty hardware required by code to the common areas of the Building will be installed. Building standard passenger elevators sufficient to provide passenger services, which may also be used for deliveries.

G)Building standard fire and life safety equipment shall be installed per applicable code, based on an open office floor plan.

(k)	"At grade" dock with overhead rollup door.

(I)Recessed dock with overhead high rollup door allowing truck ingress and egress for trucks at least 53 feet long as set forth in Exhibit D-1 ("Dock"). Landlord anticipates that construction of this Dock will require a modification to the existing site plan, which modification is subject to governmental approval. Landlord and Tenant agree that Landlord will use commercially reasonable efforts to commence the necessary approval process promptly after Landlord's final approval of the Working Drawings and will diligently pursue the necessary approvals. Tenant acknowledges, however, that Landlord does not guarantee that it will obtain approval for constructing the Dock; the termination right set forth in Section 3 of the Lease is Tenant's sole remedy for Landlord's failure to construct the Dock in accordance with this Exhibit D.

3.	Space Plans.

(a)Preparation and Delivery. On or before the earlier of the tenth day following the date of this Lease (such earlier date is referred to herein as the "Space Plans Delivery Deadline"), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the "Architect") depicting improvements to be installed in the Premises (the "Space Plans").

(b)Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant's submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord's objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question.

4.	Working Drawings.

(a)Preparation and Delivery. On or before the earlier of the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (such earlier date is referred to herein as the "Working Drawings Delivery Deadline"), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.

(b)Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within five business days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

(c)Landlord's Approval; Performance of Work. If any of Tenant's proposed construction work will affect the Building's Structure or the Building's Systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, conditioned or delayed provided that (I) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building's common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

5.Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to unreasonably interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact

Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). During the construction of the Work, Landlord shall provide utilities to the Premises (i.e., electricity and HVAC), elevator access and parking for contractors at no cost to Tenant.

6.	Construction Contracts.

(a)Tenant's General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) in a form acceptable to Tenant's representative for the Work, which shall comply with the provisions of this Section 6 and provide for, among other things, (1) a one-year warranty for all defective Work; (2) a requirement that Tenant's Contractor maintain general commercial liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord's property management company, Landlord's asset management company, Landlord's Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (3) a requirement that the contractor perform the Work in substantial accordance with the Space Plans and the Working Drawings and in a good and workmanlike manner; and (4) a requirement that the contractor is responsible for daily cleanup work and final clean up, including removal of debris ("Approval Criteria") .

(b)All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant's construction contracts shall: (1) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (2) be in a contract form that satisfies the Approval Criteria, (3) require the contractor and each subcontractor to name Landlord, Landlord's property management company, Landlord's asset management company, and Tenant as additional insured on such contractor's insurance maintained in connection with the construction of the Work, (4) be assignable following an Event of Default by Tenant under this Lease to Landlord and Landlord's Mortgagees, and (5) contain at least a one-year warranty for all workmanship and materials.

7.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building's common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

8.Definitions. As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

9.Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.

10.Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final "as-built" plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 14 of this Exhibit, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

11.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $5,200,000 plus $80.00 per rentable square foot in the Second Floor Space (the "Second Floor Allowance"; collectively, the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. During the first twelve (12) Lease Months, Tenant must spend a minimum of $4,912,160.00 ($80.00 per rentable square foot of the First Floor Space) of the Construction Allowance on Work performed on the First Floor Space. Tenant may apply any or all of the Second Floor Allowance on Work performed on the First Floor Space. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Thereafter, Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work in excess of $5,000.00, fully executed, acknowledged and in recordable form, and (c) the Architect's certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 20% of the Construction Allowance, (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant's occupancy of the Premises, (3) delivery of the architectural "as-built plan for the Work as constructed (as set forth above) to Landlord's construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord's Mortgagee may reasonably request (collectively, a "Completed Application for Payment"). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant's submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord's payment of such request shall be deferred until 30 days following Landlord's receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists. Any unused portion of the Construction Allowance may be used to reimburse Tenant for acquisition of voice and data cabling, signage, moving costs and acquisition and installation of furniture and fixtures, provided that in each case Tenant submits to Landlord actual "paid" invoices and other information reasonably required by Landlord, substantiating such charges. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within twenty-four (24) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto, provided, however, upon written notice to Landlord, Tenant may apply up to $146,542.50 ($4.50 per rentable square foot of the Second Floor Space) against Basic Rent payable pursuant to this Lease during the first 36 Lease Months.

12.Work in Excess of Construction Allowance. If the Total Construction Costs of the Work exceeds the Construction Allowance, then Tenant may, prior to commencement of the Work, request that Landlord increase the Construction Allowance by the amount of the excess, up to a maximum of $1,300,000.00 (the actual amount of the increase being the "Additional Allowance"). If Tenant timely requests the increase in the Construction Allowance, then Landlord shall increase the Construction Allowance by the amount of the Additional Allowance. Landlord shall prepare, and Landlord and Tenant shall promptly execute and deliver, an amendment to this Lease increasing the Basic Rental by the amount needed to amortize the Additional Allowance over the Term (beginning on the first day of Lease Month 13) at nine percent (9%) per annum, with the increased payments commencing with the first Basic Rental payment due under this Lease. Tenant is responsible for the amount by which the Total Construction Costs exceeds the sum of the initial Construction Allowance plus the Additional Allowance.

13.Test Fit Allowance. In addition to the Construction Allowance and the Additional Allowance, Landlord shall reimburse Tenant for the costs incurred by Tenant in connection with a test-fit plan for the Premises, up to a maximum amount of $14,095.05. Landlord will reimburse Tenant for such costs within 30 days after receipt of written request by

Tenant, accompanied  by "paid" invoices and other information reasonably requested by Landlord.

14.Construction Management. Tenant may employ its own construction manager and the fee paid to such manager may be applied against the Construction Allowance. Landlord or its Affiliate or agent shall coordinate the relationship between the Work, the Building and the Building's Systems. In consideration for Landlord's services, Tenant shall pay to Landlord a plan review fee of $10,000.00.

15.Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord's Representative:

Granite Properties of Texas

808 W. 10th Street

Austin, TX 78701

Attention: Julie Lewis, CPM
Telephone: 512-469-0925

Telecopy: 512-469-0928

Tenant's Representative:NATERA, Inc.

201 Industrial Rd, Suite 410
San Carlos, CA 94070
Attention: Damon Silvestry,

Vice President - Operations
Telephone: 650-249-9090 x1362

Telecopy

16.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT D-1

DOCK TRUCK ACCESS

EXHIBITE

CONFIRMATION OF COMMENCEMENT DATE

,20_

Re: Lease Agreement (the "Lease") dated  , 2015, between Karlin McCallen Pass, LLC, a Delaware limited liability company ("Landlord"), and NSTX, Inc., a Delaware corporation ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.	Commencement Date. The Commencement Date of the Lease is ----- 20

3.Expiration Date.  The Term is scheduled to expire on the last day of the one hundred thirty-second (132nd) full calendar month of the Term, which date is ------- 20

4.	Contact Person. Tenant's contact person in the Premises is:

Attention:
Telephone:
Telecopy:

5.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

E-1

6.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

KARLIN MCCALLEN PASS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Agreed and accepted:

NSTX,INC.,

a Delaware corporation

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under theLease (defined below)between   , a   , as Landlord, and the undersigned as Tenant, for the Premises on thefloor(s) of the office building located at                                       and commonly known as                                and hereby certifies as follows:

1.The Lease consists of the original Lease Agreement dated as of   20_between Tenant and Landlord['s predecessor-in-interest} and the following amendments or modifications thereto (if none, please state "none"):

The documents listed above are herein collectively referred to as the "Lease" and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.The Term commenced on   , 20_, and the Term expires, excluding any renewal options, on  ,20_, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state "none"):

5.All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through   The current monthly installment of Basic Rent is $

6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

F-1

7.As of the date hereof, there are no ex1stmg defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a "Specially Designated National" or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

13.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord's Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord's Mortgagee and/or such prospective m01igagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of  ,2_0.

TENANT:

,a _

By:
Name:
Title:

F-2

EXHIBITG

PARKING

Tenant may use up to three hundred twenty-five (325) unreserved parking spaces, of which Tenant may elect (which election must be made by Tenant prior to the Commencement Date) to convert up to thirty-two (32) spaces to reserved parking spaces ("Converted Reserved Spaces"), in the parking facilities associated with the Building (the "Parking Area") subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area at no additional charge during the initial Term. Landlord shall have the sole right to identify the locations of the Converted Reserved Spaces, and Landlord may from time to time change the location of one or more Converted Reserved Spaces by giving ten (10) days' notice to Tenant.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including any key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

The parking spaces provided hereunder shall be provided on an unreserved, "first-come, first served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker issued by Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR OTHER LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

G-1

EXHIBITH

RENEWAL OPTION

Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one additional period of five (5) years, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account, but in no event shall the Prevailing Rental Rate be less than the Basic Rent payable at expiration of the initial Lease Term. Within thirty (30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)	Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b)Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

(d)Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, the Prevailing Rental Rate shall be determined in accordance with the baseball arbitration process set forth below.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets 25% or more of the Premises except in connection with a Permitted Transfer, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof, or (4) Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect to Tenant's giving notice thereof.

H-1

If Landlord and Tenant are unable to reach agreement on the Prevailing Rental Rate within said forty (40) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Prevailing Rental Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration as set forth below.

Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent commercial real estate broker with at least ten (10) years of experience in leasing office space in the Austin, Texas submarket in which the Property is located (a "Qualified Broker"). If the parties cannot agree on a Qualified Broker, then within a second period of seven (7) days, each shall select a Qualified Broker and within ten (10) days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator. If one party shall fail to select a Qualified Broker within the second seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Prevailing Rental Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. No variation from either of the previously submitted opinions of rental value shall be permitted. In the case of a lease made pursuant to a broker's opinion of rental value, lease terms and conditions other than rent shall be as set forth in this Lease. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. The fees of the arbitrator and the expenses of the arbitration proceeding, shall be shared equally by the parties. Each party shall pay the fees of its respective counsel.

H-2

EXHIBIT I

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Wells Fargo Commercial Real Estate (AU #63650)
333 S. Grand Ave., 9th Floor

Los Angeles, CA 90071
Attn: Cecilia Garcia
Loan No. 1010549

(Space Above For Recorder's Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THISSUBORDINATIONAGREEMENT,ACKNOWLEDGMENTOFLEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT  ("Agreement")ismadeasof ,20 ,byandbetweenKARLIN   , a Delaware limited liability company, owner of the real property hereinafter described ("Owner"),  ,a  _ ("Tenant"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns, "Lender").

RECITALS

A.Pursuant to the terms and provisions of a Lease dated   (as amended from time to time, the "Lease"), Owner granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.

Owner has executed that certain Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Security Instrument") securing, among other things, that certain Second Amended and Restated Promissory Note Secured by Deed of Trust, dated May 29, 2015 ("Note") in the principal sum of $160,000,000, in favor of Lender ("Loan"). The Security Instrument has been or will be recorded in the real property records where the Property is located.

C.

As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Owner and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Tenant hereby agree that:

1.1

Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5

Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Owner in favor of Lender.

3.	ESTOPPEL. Tenant acknowledges and represents that:

3.1

Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state "None"):

3.3

No Default. To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4

Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no amendments, modifications or additions to the Lease, written or oral; and

3.5

No Broker Liens. Neither Tenant nor Owner has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local   law,   except   as   follows   (if   none,   state   "None"):

4.ADDITIONAL AGREEMENTS.Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

4.1	Modification, Termination and Cancellation. Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Owner in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

4.2

Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Owner of any default by Owner under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Owner; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4

Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Owner to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Owner is in default under the Loan and/or the Security Instrument.

5.

ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Owner's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2

Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Owner's interest in the Lease and giving written notice thereof to Tenant;

5.3

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Owner under the Lease, nor for the return of any sums which Tenant may have paid to Owner under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Owner to Lender; and

5.4

Subsequent Transfer. If Lender, by succeeding to the interest of Owner under the Lease, should become obligated to perform the covenants of Owner thereunder, then, upon any further transfer of Owner's interest by Lender, all of such obligations shall terminate as to Lender.

5.5

Limitation on Lender's Liability. Tenant agrees to look solely to Lender's interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6

No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Owner, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord's title, landlord's authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6.

NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; and any requirement of the landlord to pay or reimburse Tenant for tenant improvement costs.

7.	MISCELLANEOUS.

7.I

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Owner under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Owner or others.

7.2

Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Owner:	KARLIN McCALLEN PASS, LLC
11755 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90025

Attention: Matthew Schwab

Tenant:

Attention:

Wells Fargo Bank, National Association
Lender:	Wells Fargo Commercial Real Estate (AU #63650)
1800 Century Park East, 12th Floor
Los Angeles, CA 90067
Attention: Jessica Dunlevy Henning Loan No. 1010549

With a copy to:	Wells Fargo Bank, National Association
Minneapolis Loan Center
608 2nd Avenue South, 11th Floor
Minneapolis, MN 55402
Attention: John Haider
Loan No. 1010549

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth hereinabove.

7.3	Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.
7.5

Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

"OWNER"

KARLIN MCCALLEN PASS, LLC,

a Delaware limited liability company

By:
Name:
Title:

"TENANT"

By:
Name:
Title:

"LENDER"

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF  ss.

On  before me,    personally appeared   ,who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature  _

My commission expires  _

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF  ss.

On  before me,    personally appeared   ,who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature  _

My commission expires  _

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF  ss.

On  before me,    personally appeared   ,who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature  _

My commission expires  _

EXHIBIT A - DESCRIPTION OF PROPERTY

[To be attached.]

EXHIBIT J

GUARANTY

As a material inducement to Landlord to enter into the Lease Agreement of even date herewith (the "Lease"), between NSTX, Inc., a Delaware corporation, as Tenant, and Karlin McCallen Pass, LLC, a Delaware limited liability company, as Landlord, Natera Inc., a Delaware corporation ("Guarantor") hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease and any extensions or renewals of and amendments to the Lease. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance and is independent of Tenant's obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant's obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant's obligations under the Lease, or (c) pursue or exhaust any other remedy in Landlord's power.

Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Landlord may, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, compromise, extend or otherwise modify any or all of the terms of the Lease, or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend the lease term, or otherwise expand Tenant's obligations under the Lease, Tenant's execution of such lease documentation shall constitute Guarantor's consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for pe1formance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Tenant's obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by: (1) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant's obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (2) the rejection or disaffirmance of the Lease in any such proceeding; or (3) the cessation from any cause whatsoever of the liability of Tenant under the Lease.

Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys' fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord's successors and assigns.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Executed as of September     , 2015.

Natera, Inc., a Delaware corporation

By:
Name:
Title:

Address: The Littlefield Building
106 East 6th Street, Suite 934
Austin, Texas 7870 I
Attention:	Damon Silvestry
Telephone:	512-944-5597
Telecopy: